UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

enGene Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-41854	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4868 Rue Levy, Suite 220
Saint-Laurent, Quebec, Canada		H4R 2P1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (514) 332-4888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Common Share, at an exercise price of $11.50 per Common Share	ENGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Amended and Restated Loan and Security Agreement

On December 18, 2024, enGene Holdings Inc. (the “Company”), together with its subsidiaries, enGene Inc. and enGene USA, Inc. (collectively with the Company, on a joint and several basis, the “Borrower”) entered into a First Amendment to Amended and Restated Loan and Security Agreement (the “First Amendment”), which amends that certain Amended and Restated Loan and Security Agreement dated December 22, 2023 (the “Amended Loan Agreement”) with Hercules Capital, Inc., as agent and lender (“Hercules” or “the Bank”), and the several banks and other financial institutions or entities from time to time parties thereto (with Hercules, the “Lenders”).

The First Amendment modified the Amended Loan Agreement to reallocate the $7.5 million previously available under Tranche 2 (as defined in the Amended Loan Agreement), which was not drawn by the Borrower, to Tranche 3 (as defined in the Amended Loan Agreement). Pursuant to the First Amendment, the $7.5 million advance originally available upon achievement of the Interim Milestone (as defined in the Amended Loan Agreement) was added to the uncommitted tranche subject to the Lenders’ investment committee approval and satisfaction of certain other conditions precedent (including payment of a 0.75% facility charge on the amount borrowed), pursuant to which the Borrower may request from time to time that the Lenders make additional term loan advances to the Borrower in an aggregate principal amount of up to $27.5 million. The First Amendment did not change the total term loan facility available to the Borrower of up to $50.0 million. The First Amendment further provided for certain administrative changes in accordance with the foregoing.

Except as modified by the First Amendment, all other terms and conditions of the Amended Loan Agreement remain unchanged and in full force and effect.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024.

Item 2.02 Results of Operations and Financial Condition.

On December 19, 2024, the Company announced its financial results for the year ended October 31, 2024. A copy of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	Press Release dated December 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE HOLDINGS INC.

Date:	December 19, 2024	By:	/s/ Ryan Daws
Name: Ryan Daws Title: Chief Financial Officer